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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------


                                    FORM 8-K




                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 24, 2000




                              THE TITAN CORPORATION
                  (Exact name of registrant as specified in its
                                    charter)




            Delaware                      001-06035             95-2588754
            --------                      ---------             ----------
 (State or other jurisdiction of     (Commission File       (I.R.S. Employer
 incorporation or organization)            Number)          Identification No.)




        3033 Science Park Road San Diego, California             92121-1199
        --------------------------------------------             ----------
        (Address of principal executive offices)                 (Zip Code)




       Registrant's telephone number, including area code: (858) 552-9500



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Item 5.  Other Events

Agreement to Acquire AverStar, Inc.

         On March 24, 2000, The Titan Corporation ("Titan") entered into a merger agreement with AverStar, Inc., a Delaware corporation, ("AverStar"), and V T Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Titan pursuant to which Titan will acquire AverStar by a merger of such subsidiary with and into AverStar. As a result of the merger, the outstanding AverStar common stock will be converted into the right to receive Titan common stock, based on an exchange ratio on the basis of the average Titan common stock closing price for a specified period prior to the effective time of the merger, as more fully described in the merger agreement. A termination fee of up to $4 million is payable by AverStar to Titan under certain circumstances in connection with a termination of the merger agreement. The parties intend for the merger to be considered a tax-free reoganization under the Internal Revenue Code and as a pooling of interests for accounting purposes.

         Consummation of the merger is subject to the satisfaction of certain conditions, including (1) approval of the merger agreement and the merger by the stockholders of AverStar, (2) effectiveness of a registration statement registering with the SEC the shares of Titan common stock to be issued in the merger, (3) approval of the listing of the shares to be issued by Titan in connection with the merger by the New York Stock Exchange, (4) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of all applicable waiting periods thereunder, and (5) certain other customary conditions. The merger agreement is attached hereto as
Exhibit 2.1 and incorporated herein by reference.

         Certain stockholders holding in the aggregate approximately 27.8% of the outstanding AverStar voting common stock, as of March 24, 2000, have entered into a Stockholders Agreement with Titan pursuant to which they have agreed to vote their AverStar common stock in favor of the merger. Pursuant to the Stockholders Agreement each stockholder also granted an irrevocable proxy to Titan, a form of which is attached as an exhibit to the Stockholders Agreement, to vote their AverStar common stock in favor of merger. The Stockholders Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (c)           Exhibits.

2.1 Agreement and Plan of Merger, dated March 24, 2000, among The Titan Corporation, V T Acquisition Corp., and AverStar, Inc.

99.1 Stockholders Agreement dated as of March 24, 2000, between certain stockholders party thereto and The Titan Corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE TITAN CORPORATION


Date:  March 30, 2000                      By:    /s/ Nicholas J. Costanza, Esq.
                                                  ------------------------------
                                                  Nicholas J. Costanza, Esq.
                                                  Secretary and General Counsel




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